Exhibit 99.1
BALLY’S CORPORATION ANNOUNCES SECOND QUARTER 2023 RESULTS

PROVIDENCE, R.I., - August 3, 2023 - Bally’s Corporation (NYSE: BALY) today reported financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

•Revenue of $606.2 million, an increase of 9.7% year-over-year
•Record Casinos & Resorts revenue of $333.2 million, up 11.1% year-over-year
•International Interactive revenue of $247.8 million, up 5.6% year-over-year
•Announced deal with the Oakland A’s of MLB to construct a new stadium onto a portion of our Tropicana Las Vegas site
•Rhode Island legalized iGaming naming Bally’s as the sole provider in the State. Expecting March 2024 launch

Summary of Financial Results

	Quarter Ended June 30,
(in thousands, except percentages)	2023	2022
Consolidated Revenue	$606,206	$552,496
Casinos & Resorts Revenue	333,162	299,875
International Interactive Revenue	247,774	234,571
North America Interactive Revenue	25,270	18,050
Net (loss) income	(25,651)	59,501
Adjusted EBITDA(1)	130,038	137,029
Rent Expense	31,320	11,471
Adjusted EBITDAR(1)	161,358
________________________________
(1)    Refer to tables in this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP.

Robeson Reeves, Bally’s Chief Executive Officer, said “Bally’s made significant strides this quarter, announcing new initiatives, achieving important project milestones, and building on our strong foundation for 2023 and beyond. Our core Casinos & Resorts segment produced record second-quarter revenues of $333.2 million, an 11.1% increase compared to the second quarter of 2022. International Interactive also remained solid, with revenues increasing 5.6% year-over-year, led by our robust UK business, which grew revenues by 11.5% year-over-year.

North America Interactive iGaming is ramping up positively, driven primarily by New Jersey and our successful June launch in Pennsylvania. Additionally, we are extremely pleased that the Rhode Island legislature legalized iGaming, naming Bally’s as the sole provider in the State with an anticipated launch in March 2024. In addition, we have made significant progress transitioning Bally Bet onto the Kambi and White Hat technology platforms, which is on track to rollout later this summer.

Bally’s had a consolidated net loss in the quarter of $25.7 million and generated Adjusted EBITDAR of $161.4 million, up 8.7% from last year, and Adjusted EBITDA of $130.0 million. For the six-month period through June

2023, net income was $152.7 million with Adjusted EBITDAR of $319.0 million, up 16.1% from last year, and Adjusted EBITDA of $256.4 million.

Giving some segment contribution highlights for the quarter, Casinos & Resorts generated net income of $26.7 million, Adjusted EBITDAR of $111.0 million, up 11.6%, and Adjusted EBITDA of $79.7 million. International Interactive generated Adjusted EBITDA of $84.6 million this quarter compared with $82.6 million last year. North America Interactive reported an Adjusted EBITDA loss of $(17.7) million this quarter compared with $(20.9) million loss for the prior year period.”

George Papanier, Bally’s President, added, “Our core Casinos & Resorts customer base remains resilient. While we are keeping a close eye on spending trends and the health of the consumer generally, we are pleased with how our overall portfolio is performing, with significant year-over-year revenue growth and margin expansion. We are looking forward to the opening of our Chicago Temporary Casino in September and the unveiling of our property redevelopment in Kansas City as well. Importantly, our portfolio’s near-term capex cycle has peaked as our Twin River Lincoln project was completed in late April, as will the Chicago Temporary Casino and Kansas City expansion projects through this quarter. We expect to be mining the returns from those expansion plans in the back-half of 2023, particularly in the fourth quarter.”

2023 Guidance

Bally’s is maintaining its Revenue guidance provided on May 9, 2023, which remains in the range of $2.5 billion to $2.6 billion and its Adjusted EBITDAR guidance range of $665 million to $700 million. This includes somewhat better performance from our core Casinos & Resorts and International Interactive business units versus our original expectations, as it now includes a new range of $50 million to $60 million of Adjusted EBITDA losses in North America Interactive, a $10 million higher loss at the midpoint, as we are investing in the business. This includes our Pennsylvania iGaming launch, our Bally Bet rollout and our omni-channel. Guidance for rent expense remains at $125 million (actual cash rent of $119 million) for the year.

We are also maintaining our 2023 Capital Expenditure guidance of $160 million, with maintenance capex at Casinos & Resorts of $50 million, growth capex at Casinos & Resorts of $70 million, and Software Development Costs (SDC) costs of $40 million. This amount excludes the investment in the Chicago Temporary Casino development project which is largely complete.

Bally’s guidance is based on current plans and expectations and contains several assumptions. The guidance is subject to a number of known and unknown uncertainties and risks, including those discussed under “Cautionary Note Regarding Forward Looking Statements” set forth below.

Capital Return Program

During the second quarter, Bally’s repurchased 0.7 million shares of its common stock for an aggregate purchase price of $10.7 million. Bally’s currently has $164.1 million available for use under its share repurchase program, subject to limitations in its regulatory and debt agreements.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Bally’s has included in this earnings release non-GAAP financial measures for Adjusted EBITDA and Adjusted EBITDAR, which exclude certain items described below. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for Bally’s, or where noted Bally’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition, integration and restructuring expenses, share-based compensation, and certain other gains or losses as well as, when presented for Bally’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s Casinos & Resorts segment plus rent expense associated with triple net operating leases.

Management has historically used Adjusted EBITDA when evaluating operating performance because Bally’s believes that this metric is necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing such companies as well. Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Adjusted EBITDA should not be construed as an alternative to GAAP net income as an indicator of Bally’s performance. In addition, Adjusted EBITDA or Adjusted EBITDAR as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide reconciliations of Adjusted EBITDAR on a forward-looking basis to net income, its most comparable GAAP financial measure, because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculations of Adjusted EBITDAR. Bally’s believes that the probable significance of providing this forward-looking valuation metric without a reconciliation to the most directly comparable GAAP metric, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful in valuing its business. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDAR in the future. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDAR.

Second Quarter Conference Call

Bally’s second quarter 2023 earnings conference call and audio webcast will be held today, Thursday, August 3, 2023, at 10:00 a.m. EDT. To access the conference call, please dial (800) 445-7795 (U.S. toll-free) and reference conference ID BALYQ223. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of Bally’s website at www.ballys.com. An online archive of the webcast will be available on Bally’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website under Events & Presentations.

About Bally’s Corporation

Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 15 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 18 states. It also owns Bally’s Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform and Bally Casino, a growing iCasino platform.

With 10,500 employees, Bally’s casino operations include approximately 15,000 slot machines, 600 table games and 5,300 hotel rooms. Upon completing the construction of a casino facility in Chicago, IL and a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and/or manage 17 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Jeff Chalson	Richard Goldman
VP of Corporate Development & Strategy	Kekst CNC
401-475-8564	646-847-6102
InvestorRelations@ballys.com	BallysMediaInquiries@kekstcnc.com

BALLY’S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Gaming	$493,296	$455,088	$980,191	$918,790
Non-gaming	112,910	97,408	224,735	181,977
Total revenue	606,206	552,496	1,204,926	1,100,767

Operating (income) costs and expenses:
Gaming	218,939	204,051	436,600	423,263
Non-gaming	52,276	46,384	104,620	87,021
General and administrative	249,957	192,735	501,565	379,756
Gain from sale-leaseback, net	(135)	(50,766)	(374,321)	(50,766)
Depreciation and amortization	79,187	74,773	153,748	153,654
Total operating costs and expenses	600,224	467,177	822,212	992,928
Income from operations	5,982	85,319	382,714	107,839

Other income (expense):
Interest expense, net	(67,093)	(45,828)	(130,357)	(91,513)
Other non-operating income, net	6,811	25,444	9,421	44,923
Total other income (expense), net	(60,282)	(20,384)	(120,936)	(46,590)

(Loss) income before income taxes	(54,300)	64,935	261,778	61,249
(Benefit) provision for income taxes	(28,649)	5,434	109,093	(141)
Net (loss) income	$(25,651)	$59,501	$152,685	$61,390

Basic (loss) earnings per share	$(0.48)	$0.98	$2.82	$1.02
Weighted average common shares outstanding - basic	53,942	60,506	54,173	60,263
Diluted (loss) earnings per share	$(0.48)	$0.98	$2.80	$1.02
Weighted average common shares outstanding - diluted	53,942	60,541	54,582	60,332

BALLY’S CORPORATION

Revenue and Reconciliation of Net Income and Net Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$606,206	$552,496	$1,204,926	$1,100,767

Net (loss) income	$(25,651)	$59,501	$152,685	$61,390
Interest expense, net of interest income	67,093	45,828	130,357	91,513
(Benefit) provision for income taxes	(28,649)	5,434	109,093	(141)
Depreciation and amortization	79,187	74,773	153,748	153,654
Non-operating (income) expense (1)	(5,395)	(23,631)	(9,252)	(42,928)
Foreign exchange loss (gain)	1,639	(1,813)	5,947	(1,995)
Transaction costs(1)	16,434	15,520	38,452	21,543
Restructuring charges(1)	3,440	—	20,262	—
Decommissioning costs(1)	2,343	—	2,343	—
Share-based compensation	6,290	6,322	12,330	11,417
Gain on sale-leaseback, net	(135)	(50,766)	(374,321)	(50,766)
Planned business divestiture(1)	190	—	2,054	—
Impairment charges	9,653	—	9,653	—
Other, net(1)	3,599	5,861	3,042	8,042
Adjusted EBITDA	$130,038	$137,029	$256,393	$251,729

Rent expense(1)	$31,320	$11,471	$62,558	$22,882

Net (loss) income margin	(4.2)%	10.8%	12.7%	5.6%
Adjusted EBITDA margin	21.5%	24.8%	21.3%	22.9%
________________________________
(1)    See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment (unaudited)” tables below.

BALLY’S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA and Adjusted EBITDAR by Segment (unaudited)
(in thousands)

Three Months Ended June 30, 2023	Casinos & Resorts	International Interactive	North America Interactive	Other	Total
Revenue	$333,162	$247,774	$25,270	$—	$606,206

Net income (loss)	$26,733	$35,497	$(35,455)	$(52,426)	$(25,651)
Interest expense, net of interest income	6	(343)	1	67,429	67,093
Provision (benefit) for income taxes	10,779	483	(11,085)	(28,826)	(28,649)
Depreciation and amortization	17,448	44,391	9,517	7,831	79,187
Non-operating (income) expense (1)	1,001	(1,008)	1,554	(6,942)	(5,395)
Foreign exchange (gain) loss	(1)	(315)	1,580	375	1,639
Transaction costs(2)	—	3,405	150	12,879	16,434
Restructuring charges(3)	—	1,595	1,789	56	3,440
Decommissioning costs(4)	—	927	1,416	—	2,343
Share-based compensation	—	—	—	6,290	6,290
Gain on sale-leaseback, net	(135)	—	—	—	(135)
Planned business divestiture(5)	—	—	190	—	190
Impairment charges	—	—	9,653	—	9,653
Other, net(6)	544	(58)	2,737	376	3,599
Allocation of corporate costs	23,310	—	268	(23,578)	—
Adjusted EBITDA	$79,685	$84,574	$(17,685)	$(16,536)	$130,038
Rent expense associated with triple net operating leases(7)	31,320				31,320
Adjusted EBITDAR	$111,005				$161,358
________________________________
(1)    Non-operating (income) expense includes: (i) change in value of naming rights liabilities, (ii) non-operating items of equity method investments including Bally’s share of net income or loss on an investment and depreciation expense related to the Rhode Island joint venture, and (iii) other (income) expense, net.
(2)    Includes financing costs incurred in connection with the Hard Rock Biloxi and Tiverton sale lease-back transactions, and acquisition, integration and other transaction related costs.
(3)    Restructuring costs related to the Interactive business workforce reduction.
(4)    Costs related to the decommissioning of the Company's sports betting platform in favor of outsourcing the platform solution to third parties.
(5)    Losses related to a North America Interactive business that Bally’s is marketing as held-for-sale as of June 30, 2023.
(6)    Other includes the following items: (i) non-routine legal expenses and settlement charges for matters outside the normal course of business, (ii) demolition costs related to a failed parking garage structure at our Bally’s Atlantic City property, and (iii) other individually de minimis expenses.
(7)    Consists of the operating lease components contained within our triple net master lease dated June 4, 2021 with GLPI for the real estate assets used in the operation of Bally’s Evansville, Bally’s Dover, Bally’s Quad Cities, Bally’s Black Hawk, Hard Rock Biloxi and Bally’s Tiverton, the individual triple net lease with GLPI for the land underlying the operations of Tropicana Las Vegas, and the triple net lease assumed in connection with the acquisition of Bally’s Lake Tahoe for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

BALLY’S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Three Months Ended June 30, 2022	Casinos & Resorts	International Interactive	North America Interactive	Other	Total
Revenue	$299,875	$234,571	$18,050	$—	$552,496

Net income (loss)	$70,775	$42,504	$(24,766)	$(29,012)	$59,501
Interest expense, net of interest income	(10)	(130)	(1)	45,969	45,828
Provision (benefit) for income taxes	27,229	(5,399)	(5,758)	(10,638)	5,434
Depreciation and amortization	14,757	44,311	7,273	8,432	74,773
Non-operating (income) expense(1)	—	698	7	(24,336)	(23,631)
Foreign exchange loss	—	(263)	(1,548)	(2)	(1,813)
Transaction costs(2)	3,018	884	487	11,131	15,520
Share-based compensation	—	—	—	6,322	6,322
Gain on sale-leaseback	(50,766)	—	—	—	(50,766)
Other, net(3)	2,580	—	2,887	394	5,861
Allocation of corporate costs	20,418	7	545	(20,970)	—
Adjusted EBITDA	$88,001	$82,612	$(20,874)	$(12,710)	$137,029

Rent expense(4)	$11,471				$11,471
________________________________
(1)    Non-operating (income) expense includes: (i) change in value of naming rights liabilities, (ii) adjustment on bargain purchases and, (iii) other (income) expense, net.
(2)    Includes acquisition costs, integration costs related to our Interactive business and financing related expenses, including costs incurred to address the Standard General takeover bid, the tender offer process and rent expense related to Bally's Black Hawk and Quad Cities properties as the Company entered into sale lease-back transactions associated with these properties to finance the Tropicana Las Vegas property acquisition.
(3)    Other includes the following non-recurring items: (i) non-routine legal expenses, net of recoveries for matters outside the normal course of business, (ii) other individually de minimis expenses.
(4) Rent expense associated with triple net leases for the Company's Bally’s Lake Tahoe, Bally’s Evansville and Bally’s Dover properties.

BALLY’S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA and Adjusted EBITDAR by Segment (unaudited)
(in thousands)

Six Months Ended June 30, 2023	Casinos & Resorts	International Interactive	North America Interactive	Other	Total
Revenue	$661,948	$493,346	$49,632	$—	$1,204,926

Net income (loss)	$359,618	$51,077	$(52,989)	$(205,021)	$152,685
Interest expense, net of interest income	13	(529)	—	130,873	130,357
Provision (benefit) for income taxes	85,753	825	(18,727)	41,242	109,093
Depreciation and amortization	34,638	90,453	12,992	15,665	153,748
Non-operating (income) expense(1)	1,962	(805)	769	(11,178)	(9,252)
Foreign exchange (gain) loss	(3)	2,540	3,646	(236)	5,947
Transaction costs(2)	—	8,914	1,383	28,155	38,452
Restructuring charges(3)	—	10,927	7,647	1,688	20,262
Decommissioning costs(4)	—	927	1,416	—	2,343
Share-based compensation	—	—	—	12,330	12,330
Gain on sale-leaseback, net	(374,321)	—	—	—	(374,321)
Planned business divestiture(5)	—	—	2,054	—	2,054
Impairment charges	—	—	9,653	—	9,653
Other, net(6)	(1,599)	546	3,301	794	3,042
Allocation of corporate costs	47,509	—	607	(48,116)	—
Adjusted EBITDA	$153,570	$164,875	$(28,248)	$(33,804)	$256,393
Rent expense associated with triple net operating leases(7)	62,558				62,558
Adjusted EBITDAR	$216,128				$318,951
________________________________
(1)    Non-operating (income) expense includes: (i) change in value of naming rights liabilities, (ii) gain on extinguishment of debt, (iii) non-operating items of equity method investments including our share of net income or loss on an investment and depreciation expense related to our Rhode Island joint venture, and (iv) other (income) expense, net.
(2)    Includes financing costs incurred in connection with the Hard Rock Biloxi and Tiverton sale lease-back transactions and acquisition, integration and other transaction related costs.
(3)    Restructuring costs related to the Interactive business workforce reduction.
(4) Costs related to the decommissioning of the Company's sports betting platform in favor of outsourcing the platform solution to third parties.
(5)    Losses related to a North America Interactive business that Bally’s is marketing as held-for-sale as of June 30, 2023.
(6)    Other includes the following items: (i) non-routine legal expenses and settlement charges for matters outside the normal course of business, (ii) demolition costs related to a failed parking garage structure at our Bally’s Atlantic City property, and (iii) other individually de minimis expenses.
(7)    Consists of the operating lease components contained within our triple net master lease dated June 4, 2021 with GLPI for the real estate assets used in the operation of Bally’s Evansville, Bally’s Dover, Bally’s Quad Cities, Bally’s Black Hawk, Hard Rock Biloxi and Bally’s Tiverton, the individual triple net lease with GLPI for the land underlying the operations of Tropicana Las Vegas, and the triple net lease assumed in connection with the acquisition of Bally’s Lake Tahoe for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

BALLY’S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Six Months Ended June 30, 2022	Casinos & Resorts	International Interactive	North America Interactive	Other	Total
Revenue	$579,845	$487,645	$33,277	$—	$1,100,767

Net income (loss)	$98,798	$71,312	$(50,139)	$(58,581)	$61,390
Interest expense, net of interest income	(6)	36	(3)	91,486	91,513
Provision (benefit) for income taxes	36,457	(8,566)	(8,642)	(19,390)	(141)
Depreciation and amortization	30,110	90,375	16,247	16,922	153,654
Non-operating (income) expense(1)	—	393	7	(43,328)	(42,928)
Foreign exchange (gain) loss	—	1,157	(3,143)	(9)	(1,995)
Transaction costs(2)	3,018	1,225	776	16,524	21,543
Share-based compensation	—	—	—	11,417	11,417
Gain on sale-leaseback, net	(50,766)	—	—	—	(50,766)
Other, net(3)	2,416	—	3,737	1,889	8,042
Allocation of corporate costs	41,764	7	961	(42,732)	—
Adjusted EBITDA	$161,791	$155,939	$(40,199)	$(25,802)	$251,729

Rent expense(4)	$22,882				$22,882
________________________________
(1)    Non-operating (income) expense includes: (i) change in value of naming rights liabilities, (ii) gain (adjustment) on bargain purchases, (iii) loss on extinguishment of debt and (iv) other (income) expense, net.
(2)    Includes acquisition costs, integration costs related to our Interactive business and financing related expenses, including costs incurred to address the Standard General takeover bid, the tender offer process and rent expense related to Bally's Black Hawk and Quad Cities properties as the Company entered into sale lease-back transactions associated with these properties to finance the Tropicana Las Vegas property acquisition.
(3)    Other includes the following items: (i) non-routine legal expenses, net of recoveries for matters outside the normal course of business, (ii) storm related gains related to insurance recoveries received due to the effects of Hurricane Zeta on the Company’s Hard Rock Biloxi property, (iii) rebranding expenses in connection with Bally’s corporate name change, and (iv) other individually de minimis expenses.
(4) Rent expense associated with triple net leases for the Company's Bally’s Lake Tahoe, Bally’s Evansville and Bally’s Dover properties.

BALLY’S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$183,611	$212,515
Restricted cash	189,237	52,669

Term Loan Facility	$1,915,825	$1,925,550
Revolving Credit Facility	15,000	137,000
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	735,000	750,000
Less: Unamortized original issue discount	(25,715)	(27,729)
Less: Unamortized deferred financing fees	(42,940)	(46,266)
Long-term debt, including current portion	$3,347,170	$3,488,555
Less: Current portion of Term Loan and Revolving Credit Facility	$(29,450)	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,317,720	$3,469,105

Cash Flow Data

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2023	2022	2021	2023	2022	2021
Capital expenditures	$75,868	$61,565	$20,458	$119,546	$116,081	$35,785
Cash paid for internally developed software	7,199	16,499	—	14,342	31,455	—
Acquisition of gaming licenses	8,250	50,700	—	10,150	51,560	250
Cash payments associated with triple net operating leases(1)	29,516	13,000	—	58,610	23,000	—
________________________________
(1)    Consists of payments made in connection with Bally’s triple net operating leases, as defined above.